United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2007, the Board of Directors of Urstadt Biddle Properties Inc. (the "Company") adopted amendments to certain provisions of Article VI, Sections 6.01, 6.03 and 6.04 of the Company's Bylaws (the "Amendments"). The purpose of the Amendments is to make all classes or series of stock of the Company (the “Company Stock”) eligible for participation in a Direct Registration System operated by a clearing agency (such as the one offered by the Depository Trust Company), in compliance with recently amended NYSE rules. To be eligible for a Direct Registration System, the Company must permit electronic direct registration of the Company Stock in an investor's name on the books of the transfer agent or the Company and similarly allow the Company Stock to be transferred between a transfer agent and broker.  Accordingly, the Amendments were adopted to permit the issuance, recordation and transfer of Company Stock without the issuance of physical certificates.

The Amended and Restated Bylaws are attached to this Current Report as Exhibit 99.1, and Sections 6.01, 6.03, and 6.04 of amended Article VI are incorporated into this Item 5.03 by this reference. The description of the Amendments is qualified in its entirety by reference to Exhibit 99.1 hereto.

As of the date hereof, the Company has not made any determination whether or not to implement electronic direct registration for the Company Stock.

Item 9.01                      Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibit is filed as part of this report:

Exhibit No.                                Description

99.1                                Bylaws of the Company, Amended and Restated as of December 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2007	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ James R. Moore
James R. Moore
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
99.1	By laws of the Company, Amended and Restated as of December 12, 2007